THE ORCHARD REPORTS REVENUE INCREASE OF 118% IN THIRD QUARTER 2008
AS COMPARED TO THIRD QUARTER 2007

The Orchard’s Net Loss Continues to Narrow, Falling To Less Than 1 Cent Per
Share And Improving 93% from the Second Quarter of 2008

Investor Conference Call Scheduled For
Monday, November 10, 2008, at 4:30 p.m. EST

NEW YORK— November 10, 2008—The Orchard (NASDAQ: ORCD), a global leader in music and video entertainment, today reported financial results for the third quarter of 2008. These 2008 results include revenue and operating costs from Digital Music Group, Inc. (“DMGI”, with which The Orchard combined operations on November 13, 2007). During the period, The Orchard acquired certain assets (the “TVT Assets”) from TVT Records, a leading U.S. independent record company.

Third Quarter Results
For the third quarter of 2008, revenues were $14.6 million, compared to $6.7 million for the third quarter of 2007, an increase of 118%. On a pro forma combined basis, had DMGI and The Orchard been combined as of January 1, 2007, revenue increased 49% in the third quarter of 2008 as compared to the corresponding period in 2007. During the third quarter of 2008, 8% of revenue was derived from the TVT Assets.

The Orchard’s gross profit margin was 32% in the third quarter of 2008, as compared to 27% in the third quarter of 2007. This gross profit margin improvement reflects, in part, higher profit margins associated with the revenue generated from the TVT Assets. On a pro forma combined basis, had DMGI and The Orchard been combined as of January 1, 2007, gross profit margin was 26% in the third quarter of 2007. On a sequential basis, gross profit margin was up from the gross profit margin of 26% in the previous quarter of 2008.

Operating expenses totaled $4.9 million for the third quarter of 2008, an increase of 2% from the same period in 2007. Operating expenses increased from 2007 due to increased costs associated with becoming a public company and the acquisition of the TVT assets as offset by the impact of non-recurring compensation charges incurred in the comparative period in 2007. On a pro forma combined basis, had DMGI and The Orchard been combined as of January 1, 2007, operating expenses decreased 22% as compared to the third quarter of 2007. Operating expenses as a percentage of revenue decreased from 71% in the third quarter of 2007 to 33% in the third quarter of 2008, a 54% decline.

The net loss for the third quarter of 2008 was $59,000 as compared with a net loss of $3.0 million in the third quarter of 2007 and $3.6 million on a pro forma combined basis had DMGI and The Orchard been combined as of January 1, 2007. Orchard’s net loss fell to less than 1 cent per share, improving by 93% compared to the previous quarter.

EBITDA for the third quarter of 2008 was $0.3 million compared with ($2.9) million in the third quarter of 2007. A reconciliation of GAAP net income to EBITDA is provided in the financial tables that accompany this release.

As of September 30, 2008, cash and cash equivalents were $3.5 million and the company had no debt. During the first nine months of 2008, the company had a net decrease in cash of $7.2 million, which reflects, in part, the cost of acquiring the TVT Assets.

In order to provide working capital for the Company to pursue select growth opportunities, management is currently in the process of securing a source of additional financing. There are no assurances that the Company will decide to accept, or be able to secure, such additional financing.

There were approximately 8.5 million shares outstanding on a fully diluted basis as of September 30, 2008, which includes approximately 2.2 million shares reserved for the conversion of the company’s Series A convertible preferred stock and for the exercise of all outstanding stock options and warrants.

As of September 30, 2008, there were approximately 1.3 million music tracks available for sale, an increase of 72% from the same date in 2007 and an increase of 9% from June 30, 2008. During the third quarter of 2008, there were approximately 12.5 million paid downloads from The Orchard’s catalogue, an increase of 133% as compared to the corresponding period of 2007.

Third Quarter Highlights

During the quarter:

•
Leading global mobile handset maker Nokia selected Orchard as its premier independent launch partner for the Comes With Music service, drawing on Orchard’s global footprint and sophisticated marketing expertise to help Nokia localize its global offering;

•	Orchard, along with the four major labels, was one of five partners and the only independent music partner for the MySpace Music U.S. launch;
•	Orchard secured exciting new label clients, including:
o	Wu Music Group (including recordings from RZA and other Wu-Tang Clan members), for global digital marketing and distribution and also, physical distribution in the U.S. market;
o	Mexican labels Cintas Acuario and La Sierra Records which augment Orchard’s already-dominant roster of prominent Latin music labels;
o	Spanish label Discos Belter which includes thousands of releases from Franco-era Spain, including many multi-platinum records;
o	Royal Liverpool Philharmonic, one of the most important and cutting-edge orchestras in the world and the orchestra that performed in the online sensation Second Life;
o	Hula Records, the leading and largest label of Hawaiian and South Pacific music; and
o
Previously-unreleased Louis Armstrong recordings and a host of other iconic performers from MusicMasters classical and jazz recordings, the label of leading online music seller Musical Heritage Society.

•
For the second consecutive year, Hard Rock Café and World Hunger Year partnered with The Orchard for Serve3, featuring songs by Bruce Springsteen, Joss Stone and Avril Lavigne, among others.  The Orchard lent A&R support, co-produced the album, and handled all manufacturing and physical and digital distribution;

•
Orchard secured a number of synchronization placements, ranging from traditional business such as Sony Pictures' summer smash Hancock and Twentieth Century Fox’s Street Kings; TV programs Weeds, The Cleaner, and Generation Kill; and TV advertisements for Vodafone, Crayola and British Airways, to online support for Converse and Sony Ericsson selecting music for their online advertisements, to serving as music supervisor for a website for Lexus that drew from 14 Orchard-controlled tracks; and

•
Respected veteran distribution executive Michael Bull joined The Orchard from Caroline (EMI) as the General Manager of Orchard’s new physical distribution offering, which was an asset purchased from TVT Records. Using TVT’s veteran retail sales and marketing staff as a foundation, The Orchard now offers a complete turn-key distribution solution.  The Orchard can provide unmatched online marketing and physical/digital cross-promotion in support of this new physical sales apparatus.

In addition, The Orchard was invited to participate in the 2008 Piper Jaffray Global Internet Summit, which takes place November 11th and 12th at Laguna Beach, CA. Orchard founder and Chief Creative Officer Richard Gottehrer will participate on the panel entitled, “Online Music: Changing Business Models”, at 2:00pm PST on November 11th.

Management Comment
Commenting on the third quarter results, Greg Scholl, president and chief executive of The Orchard said, “We are pleased once again to report continued strong revenue growth, and are thrilled to bring the business very close to profitability and deliver positive EBITDA for the quarter for the first time in The Orchard’s history.”

Scholl continued, “Further, as was reflected in the array of new deals announced during the quarter, The Orchard continues to lead the way for the independent sector as the first and preferred partner for the most important new retail launches, and as a premier client services company as evidenced by our landing a slew of great new label clients. It’s the most exciting time in the decade-long history of the company, and our entire team is energized for the future. During a time of cost-cutting and pessimism across much of the rest of the industry, we’re proud to have the right team in the right place doing the right things, and we expect continued improvements in the quarters ahead.”

Further Financial Information
For further company financial information, refer to the unaudited condensed consolidated balance sheets and unaudited condensed consolidated statements of operations attached to this release; The Orchard’s Quarterly Report for the Third Quarter of 2008 on Form 10-Q, to be filed November 12, 2008 with the Securities and Exchange Commission (the “SEC”); the Quarterly Report for the First Quarter of 2008 on Form 10-Q, filed with the SEC on May 15, 2008; the Quarterly Report for the Second Quarter of 2008 on Form 10-Q, filed with the SEC on August 14, 2008; and The Orchard’s Annual Report for 2007 on Form 10-K, filed with the SEC on March 31, 2008.

Investor Conference Call and Webcast
The company will host a conference call on November 10, 2008 at 4:30 p.m. EST to discuss its results and provide an update on the company. Presenting from the company will be its President and Chief Executive Officer, Greg Scholl and its Chief Financial Officer, Nathan Fong.
To participate in the call, interested parties are invited to dial 1 (866) 770-7125 for domestic callers or 1 (617) 213-8066 for international callers at least five minutes prior to the start time. The participant pass-code is 22513838. A live webcast of the call will be available on the company’s website at http://investor.theorchard.com.

A replay of the call will be available for one week, beginning one hour after the call ends by dialing 1 (888) 286-8010 for domestic callers or 1 (617) 801-6888 for international callers. The pass-code is 84521101. A replay of the webcast will also be archived on The Orchard’s website for at least fourteen days.

About The Orchard®
The Orchard (NASDAQ: ORCD) controls and globally distributes approximately 1.3 million songs and over 5,000 hours of video programming through hundreds of digital stores (e.g. iTunes, eMusic, Google, Netflix, V CAST) and mobile carriers (e.g. Verizon Wireless, Vodafone, Bell Canada, Moderati, 3). With operations in 29 regions around the world, The Orchard drives sales for its label, retailer, brand, and agency clients through innovative marketing and promotional campaigns; brand entertainment programs; and film, advertising, gaming and television licensing. A pioneer in digital music and media services, The Orchard fosters creativity and independence. For more information, please visit us at www.theorchard.com.

The Orchard is a registered trademark and The Orchard logo is a service mark of Orchard Enterprises NY, Inc. All Rights Reserved.

Forward Looking Statements
This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance, such as the factors underlying The Orchard’s historical performance and the likelihood that these will result in similar future performance, continued revenue growth and ever-increasing popularity of digital music, management’s ability to continue to reduce costs following its merger, integrate and capitalize on the TVT assets and sustain trends in catalogue growth and its related revenue productivity. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof and are based on our current views and assumptions. The Orchard undertakes no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. These forward-looking statements involve a number of risks and uncertainties, certain of which are outside of The Orchard’s control, such as risks related to our ability to capitalize on our business strategy and risks related to our ability to take advantage of opportunities for revenue expansion. These and other factors that could cause actual results to differ materially from our expectations are detailed in The Orchard’s filings with the Securities and Exchange Commission, in our Annual Report on Form 10-K for 2007.

Use of Non-GAAP Measures
In addition to The Orchard’s condensed consolidated statements of operations and cash flow presented in accordance with GAAP, we present investors with certain non-GAAP financial measures, including pro forma combined statement of operations and EBITDA.

Management believes that non-GAAP financial results presented on a pro forma combined basis included in this release are useful measures of operating performance because they include the operations of DMGI that were combined with those of The Orchard on November 13, 2007, as if the companies had been combined as of the beginning of all periods presented. Management believes that this pro forma combined DMGI information provides useful information on which to base a meaningful comparison of The Orchard’s operations. However, the financial results of TVT Records, a division of TeeVee Toons, Inc., were excluded from this pro forma combined information because management believes that they do not provide meaningful comparative information, given that The Orchard only acquired certain assets and liabilities of TVT Records and, in addition, TVT Records filed for bankruptcy and essentially ceased operations on February 13, 2008.

EBITDA consists of net income excluding the impact of the following: interest income, net; income taxes; depreciation; and amortization. Management also believes that the non-GAAP financial measure of EBITDA is a useful measure because it provides important supplemental information to management and investors regarding financial and business trends relating to The Orchard’s financial condition and results of operations and is useful to investors in their assessment of our operating performance and the valuation of our company.

Pro formas and EBITDA are non-GAAP measures and therefore, should be considered in addition to, not as a substitute for or superior to, revenue and operating expenses provided by reported operating activities, net income or other financial measures prepared in accordance with GAAP. In the financial tables of our earnings press release, The Orchard has included a reconciliation of the pro forma combined statements of operations to the GAAP statements, as well as a reconciliation of EBITDA to GAAP net income.

CONTACT:
The Orchard
Nathan Fong, +1 212-300-2824,
EVP & Chief Financial Officer of The Orchard
nfong@theorchard.com

or

Press:
Jaclyn Ranere, +1 212.300.2839
jaclyn@theorchard.com

or

Investor Relations:
IR@theorchard.com

THE ORCHARD ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	September 30,
	2008	2007
	(unaudited)

REVENUES	$14,624,068	$6,705,047

COSTS OF REVENUES	9,975,959	4,901,875

GROSS PROFIT	4,648,109	1,803,172
Gross profit margin	32%	27%

OPERATING EXPENSES	4,878,805	4,771,342

LOSS FROM OPERATIONS	(230,696)	(2,968,170)

OTHER INCOME (EXPENSE):
Interest income	21,846	-
Interest expense to related party	-	(10,107)
Other income	150,000	-
Total other income (expense)	171,846	(10,107)

NET LOSS	$(58,850)	$(2,978,277)

Loss per share - basic and diluted	$(0.01)	$(1.13)

Weighted average shares outstanding - basic and diluted	6,296,170	2,627,211

THE ORCHARD ENTERPRISES, INC.

SUMMARIZED CASH FLOW INFORMATION

	For the Nine Months Ended
	September 30,
	2008	2007
	(unaudited)
NET CASH FLOWS PROVIDED BY (USED IN):
Operating activities	$360,794	$(3,184,399)
Investing activities	(7,549,113)	(405,686)
Financing activities	--	4,950,000
Effect of exchange rate changes	23,852	(1,289)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(7,164,467)	1,358,626

CASH AND CASH EQUIVALENTS - Beginning of period	10,636,618	1,675,889

CASH AND CASH EQUIVALENTS - End of period	$3,472,151	$3,034,515

THE ORCHARD ENTERPRISES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended September 30, 2007
including reconciliation of reported results to a pro forma combined basis

	The	Digital
	Orchard	Music		Pro Forma
	Enterprises,	Group, Inc.		The
	Inc.	(prior to	Pro Forma	Orchard
	Historical	acquistion)	Adjustments	Enterprises, Inc.
REVENUES	$6,705,047	$3,083,201		$9,788,248
COST OF REVENUES	4,901,875	2,389,669	(210,793)	7,274,291
			193,540
GROSS PROFIT	1,803,172	693,532	17,253	2,513,957
Gross profit margin	27%			26%
OPERATING EXPENSES	4,771,342	2,155,992	(96,620)	6,254,392
			21,834
			(598,156)
LOSS FROM OPERATIONS	(2,968,170)	(1,462,460)	690,195	(3,740,435)

OTHER INCOME (EXPENSE):
Interest income	-	158,106		158,106
Interest expense	(10,107)	(1,499)	10,107	(1,499)
Other	-	(8,249)		(8,249)
Total other income (expense)	(10,107)	148,358	10,107	148,358

LOSS BEFORE INCOME TAXES	(2,978,277)	(1,314,102)	700,302	(3,592,077)
Income taxes	-	(800)	-	(800)
NET LOSS	$(2,978,277)	$(1,314,902)	$700,302	$(3,592,877)

Loss per share - basic and diluted				$(0.60)

Weighted average shares outstanding - basic and diluted				5,997,444

THE ORCHARD ENTERPRISES, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA

	For the Three Months
	Ended September 30,
	2008	2007
	(Unaudited)
Net loss in accordance with GAAP	$(58,850)	$(2,978,277)
Add (deduct) adjustments:
Interest income	(21,846)	-
Interest expense to related party	-	10,107
Depreciation and amortization	406,301	70,344

EBITDA	$325,605	$(2,897,826)